U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                  FORM S-8 POS

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 WORLD AM, INC.
              (Exact Name of Company as Specified in Its Charter)

                      Nevada                                90-0142757
(State or Other Jurisdiction of Incorporation            (I.R.S. Employer
                  or Organization)                       Identification No.)

4040 MacArthur Boulevard, Suite 240, Newport Beach, California      92660
            (Address of Principal Executive Offices)              (Zip Code)

                              2002 Stock Compensation Plan
                         2003 Consultants Stock Compensation Plan
                               (Full Title of the Plans)

                        Robert A. Hovee, Chief Executive Officer
                                    World Am, Inc.
                          4040 MacArthur Boulevard, Suite 240
                            Newport Beach, California 92660
                                  (949) 955-5355
            (Name, Address, and Telephone Number of Agent for Service)

                                   With a copy to:
                   Brian F. Faulkner, A Professional Law Corporation
                          27127 Calle Arroyo, Suite 1923
                      San Juan Capistrano, California 92675
                                   (949) 240-1361

CALCULATION OF REGISTRATION FEE (1)

Title of          Amount to be     Proposed           Proposed     Amount of
Securities        Registered       Maximum           Aggregate     Registration
to be Registered                 Offering Price    Offering Price     Fee
                                    Per Share

Common Stock          --              $-- (1)         $--              $--

Common Stock          --              $-- (2)         $--              $--

(1) Pursuant to the undertaking under Item 512(a)(3) of Regulation S-K, this amendment is being filed for the purpose of removing from registration by means of this post-effective amendment the securities that remain unsold at the termination of the offering.

2002 Stock Compensation Plan.

     As of the present time, there are 1,800,000 shares of common stock remaining to be issued under this plan. No shares were issued under this plan after fiscal year 2004. By this Form S-8 POS, the Company hereby removes from registration these shares.

2003 Consultants Stock Compensation Plan.

     As of the present time, there are 13,000,000 shares of common stock remaining to be issued under this plan. No shares were issued under this plan after fiscal year 2003. By this Form S-8 POS, the Company hereby removes from registration these shares.


                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Newport Beach, State of California, on June 26, 2006.

                                       World Am, Inc.


                                       By:  /s/  Robert A. Hovee
                                       Robert A. Hovee
                                       Chief Executive Officer

                             EXHIBIT INDEX

Number                         Description

4.1     2002 Stock Compensation Plan, dated
        December 16, 2002 (incorporated by reference to Exhibit
        4 of the Form S-8 filed on December 23, 2002).

4.2     2003 Consultants Stock Compensation Plan, dated August
        19, 2003 (incorporated by reference to Exhibit 4 of the Form S-8 filed on August 22, 2003).

5.1     Opinion Re: Legality and Consent of Counsel, dated
        December 19, 2002 (incorporated by reference to Exhibit
        5 of the Form S-8 filed on December 23, 2002).

5.2     Opinion Re: Legality and Consent of Counsel, dated
        August 19, 2003 (incorporated by reference to Exhibit 5 of the Form S-8 filed on August 22, 2003).

23.1    Consent of Accountants, dated December 19, 2002
        (incorporated by reference to Exhibit 23.1 of the Form
        S-8 filed on December 23, 2002).

23.2    Consent of Accountants, dated August 19, 2003
        (incorporated by reference to Exhibit 23.1 of the Form
        S-8 filed on August 22, 2003).